Exhibit 4.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of October 12, 2023, is entered into among AURA FAT PROJECTS ACQUISITION CORP, a Cayman Islands exempted company limited by shares with registration number 384483 (the “Company”), and AURA FAT PROJECTS CAPITAL LLC, a Cayman Islands limited liability company with registration number 5067 (the “Purchaser”) (each a “Party” and collectively the “Parties”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, one or more promissory notes, at the times (each a “Disbursement Date” and collectively the “Disbursement Dates”) and in exchange for the consideration (the “Consideration”) set forth on Schedule A (the “Disbursement Schedule”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Business Combination Agreement” means the business combination agreement between the Company, Allrites Holdings Pte. Ltd., a Singapore private company limited by shares, with company registration number 201703484C, and Meta Gold Pte. Ltd., a Singapore exempt private company limited by shares, with company registration number 202001973W, in its capacity as the representative for the shareholders of Allrites Holdings Pte. Ltd.

1.2 “Business Combination” means the closing of the Business Combination Agreement.

1.3 “Company Governing Documents” means the Company’s memorandum and articles of association, as amended.

1.4 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

1.5 “Maturity Date” means, with respect to each Note issued under this Agreement:

(a) the closing of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses effected by the Company; or

(b) subject to the terms of the Company Governing Documents.

1.6 “Notes” means the one or more promissory notes issued to the Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.7 “Securities Act” means the U.S. Securities Act of 1933, as amended.

2. Purchase and Sale of Notes. The Purchaser will loan up to $1,000,000 for costs reasonably related to the Company’s consummation of the Business Combination and for working capital purposes. The Company will sell and issue to such Purchaser one or more unsecured, non-interest-bearing Notes in connection with the aforementioned loans, with an aggregate principal amount of up to $1,000,000. Each Note will have a principal balance as set forth on the Disbursement Schedule (the “Principal Amount”).

3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by the Purchaser (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchaser agree upon orally or in writing. At the Initial Closing, the Purchaser will deliver the Consideration to the Company and the Company will deliver to the Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

3.2 Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of this Agreement to the Purchaser. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and the Purchaser.

4. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

4.1 Due Organization; Qualification and Good Standing. The Company is a Cayman Islands exempted company limited by shares with registration number 384483, duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

4.2 Authorization and Enforceability. All corporate action has been taken on the part of the Company and its board of directors necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

5. Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

5.1 Authorization. The Purchaser has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by the Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2 Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes, the Conversion Units, and any Units issuable upon conversion of the Conversion Units (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. The Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

5.3 Disclosure of Information; Non-Reliance. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

5.4 Investment Experience; Risks. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser acknowledges that an investment in the Securities is subject to risks including, without limitation, the risk of total loss of Purchaser’s investment in the Securities.

5.5 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

5.6 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state or territorial securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws, or the equivalent under any territorial laws, and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

5.7 No Public Market. The Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

5.8 No General Solicitation. The Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.9 Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser’s signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.

5.10 Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Purchaser. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.2 Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 6.5).

6.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Expenses. Each Party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.8 Trust Waiver. Notwithstanding anything herein to the contrary, but subject to the following sentence of this Section 6.8, the Holder hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (“the “IPO”) conducted by the (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the units issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in the Company’s Registration Statements on Form S-1 (File No. 333-263717) filed with the SEC in connection with the IPO (together, and collectively, hereinafter the “Registration Statement”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Holder does not waive any Claims, and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim, against the Trust Account for distributions of remaining funds released to the Company from the Trust Account following redemptions or other distributions to the Company’s public stockholders.

6.9 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The sales of each Note to the Purchaser are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser. Any waiver or amendment effected in accordance with this Section 6.9 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

6.11 Transfer Restrictions.

(a) Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, the Purchaser agrees not to make any disposition of all or any portion of the Securities unless (A) such transfer complies with the terms of the Company Governing Documents; and (b) unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 5 of this Agreement and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) such Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

The Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(b) Legends. The Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

6.12 Exculpation among Purchaser. The Purchaser acknowledges that it is not relying upon any person, firm, company or member, other than the Company and its managers in their capacities as such, in making its investment or decision to invest in the Company. The Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

6.13 Acknowledgment. For the avoidance of doubt, it is acknowledged that the Purchaser will be entitled to the benefit of all adjustments in the number of the Company’s membership interest as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s membership units underlying the membership interests that occur prior to the conversion of the Notes. In the event the Company converts to a corporation, then all references to membership interest in this Agreement shall automatically be deemed to refer to shares of stock with terms and preference practically similar to such membership units.

6.14 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

6.15 Limitation of Liability. The Parties hereto hereby release and discharge each of the Company’s and Purchaser’s past, present and/or future directors, managers, officers, employees, agents, attorneys, equityholders, members, successors and/or assigns from any and all claims, demands and causes of action, whether known or unknown, liquidated or contingent, relating to, arising out of or in any way connected to this Agreement.

6.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

AURA FAT PROJECTS ACQUISITION CORP

By	/s/ Tristan Lo
Name:	Tristan Lo
Title:	Co-Chief Executive Officer

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

AURA FAT PROJECTS CAPITAL LLC

By	/s/ David Andrada
Name:	David Andrada
Title:	Manager

[Signature Page to Note Purchase Agreement]

Schedule A

DISBURSEMENT SCHEDULE

Note	Disbursement Date	Principal Amount of Note (Consideration)	Trigger
1		Up to $1,000,000	As determined by the Parties

Sch. A-1

EXHIBIT A

Form of Promissory Note

A-1